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                                                                      Exhibit 10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 6 to the Registration Statement on Form N-4 of our report dated April 27, 2010 relating to the financial statements of Western National Life Insurance Company A.G. Separate Account A and our report dated April 30, 2010 relating to the consolidated financial statements of Western National Life Insurance Company, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Houston, Texas

April 30, 2010